CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of:

(i)	our reports dated February 23, 2015 relating to the financial statements and financial highlights which appear in the December 31, 2014 annual reports to shareholders of Invesco Balanced-Risk Retirement 2020 Fund, Invesco Balanced-Risk Retirement 2030 Fund, Invesco Balanced-Risk Retirement 2040 Fund, Invesco Balanced-Risk Retirement 2050 Fund, Invesco Balanced-Risk Retirement Now Fund, Invesco Conservative Allocation Fund, Invesco Convertible Securities Fund, Invesco Global Low Volatility Equity Yield Fund, Invesco Growth Allocation Fund, Invesco Income Allocation Fund, Invesco International Allocation Fund, Invesco Mid Cap Core Equity Fund, Invesco Moderate Allocation Fund, Invesco Small Cap Growth Fund, Invesco U.S. Mortgage Fund and

(ii)	our reports dated February 25, 2015, relating to the financial statements and financial highlights which appear in the December 31, 2014 annual reports to shareholders of Invesco Alternative Strategies Fund and Invesco Multi-Asset Inflation Fund,

the portfolios constituting the AIM Growth Series (Invesco Growth Series), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 24, 2015